UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2020

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive Charlotte, North Carolina	28273
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 378-5700

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2020, JELD-WEN, Inc. (“JWI”), a direct, wholly-owned subsidiary of JELD-WEN Holding, Inc. (the “Company”), closed its previously announced private offering of $250 million of its 6.250% senior secured notes due 2025 (the “Notes”). The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering were used to repay existing debt under JWI’s Amended Revolving Credit Agreement dated as of October 15, 2014 (as amended or otherwise modified from time to time), among the Company, JWI, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank N.A., as Administrative Agent (the “ABL Facility”) and the remainder for general corporate purposes and to pay related transaction fees and expenses.

Indenture

The Notes were issued pursuant to an indenture, dated May 4, 2020, among JWI, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent (the “Indenture”).

Interest and Maturity

The Notes bear interest at a rate of 6.250% and mature on May 15, 2025. The Notes pay interest semi-annually in arrears.

Optional Redemption Provisions

At any time prior to May 15, 2022, upon not less than 30 nor more than 60 days’ notice, the Notes will be redeemable at JWI’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Thereafter, upon not less than 30 nor more than 60 days’ notice, JWI may redeem the Notes, at its option, in whole or in part, subject to the payment of a redemption price plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies from 3.125% to 0% depending on the year of redemption.

In addition, at any time prior to May 15, 2022, upon not less than 30 nor more than 60 days’ notice, JWI may, within specified time periods, redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by JWI or any direct or indirect parent of JWI, so long as at least 50% of the sum of the aggregate principal amount of the initial Notes and any additional Notes issued under the Indenture (the “Additional Notes”) (other than initial Notes or Additional Notes held by JWI or any of its Affiliates) remains outstanding immediately after the occurrence of each such redemption.

Change of Control Repurchase Right

JWI or a third party has the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to such change of control offer. The holders of the Notes will also have the right to require JWI to repurchase their Notes upon the occurrence of a change in control, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Redemption of Notes for Tax Reasons

If JWI or the guarantors would be required to pay additional amounts on the Notes on account of taxes that are levied as a result of JWI or its successor company reorganizing under the laws of a member state of the European Union, JWI or its successor may redeem the Notes upon not less than 30 nor more than 60 days’ notice in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date and all additional amounts payable on account of such taxes, if any, then due or which will become due on the applicable redemption date as a result of the redemption.

Guarantees

The Notes are jointly and severally guaranteed on a senior secured basis by the Company and each of JWI’s domestic subsidiaries (collectively, the “Guarantors”) that guarantees indebtedness under JWI’s Amended Term Loan Facility dated as of October 15, 2014 (as amended or otherwise modified from time to time), among the Company, JWI, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Term Loan Facility”) and the ABL Facility, under which JWI and JELD-WEN of Canada, Ltd. are borrowers, subject to certain exceptions. In addition, to the extent lenders under the indebtedness giving rise to a guarantee of the Notes release the relevant guarantor from its obligations, such guarantor will also be released from its obligations under the Notes.

Ranking

The Notes and the guarantees are the secured senior obligations of JWI and each Guarantor and are (i) pari passu in right of payment with all existing and future senior indebtedness (including the Corporate Credit Facilities and the Senior Unsecured Notes (as defined in the Indenture)) of JWI and each Guarantor; (ii) secured (1) on a first-priority basis by the collateral owned by JWI and the Guarantors (other than the ABL Collateral (as defined below)), which collateral also secures JWI’s and the Guarantors’ obligations under the Term Loan Facility ratably on a pari passu basis, subject to certain liens permitted under the Indenture and (2) on a second-priority basis by the ABL Collateral that secures the ABL Facility on a first-priority basis and that secures the Term Loan Facility on a second-priority basis, subject to certain liens permitted under the Indenture; (iii) effectively senior to any unsecured indebtedness of JWI and the Guarantors (including the Senior Unsecured Notes) to the extent of the value of the collateral securing the Notes; (iv) structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of subsidiaries of JWI that do not guarantee the Notes; and (v) senior in right of payment to any future subordinated indebtedness of JWI and each Guarantor.

Restrictive Covenants

The Indenture contains covenants that limit JWI’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain disqualified or preferred stock; (ii) create liens on assets; (iii) transfer or sell assets; (iv) create restrictions on payment of dividends or other amounts by JWI’s restricted subsidiaries to JWI or its restricted subsidiaries; (v) engage in mergers or consolidations; (vi) engage in certain transactions with affiliates; and (vii) designate JWI’s subsidiaries as unrestricted subsidiaries. In addition, under certain circumstances the Indenture will also limit JWI’s (and its subsidiaries’) ability to pay dividends, redeem stock and make other distributions, restricted payments or investments.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Security Agreement

The obligations of JWI and the Guarantors, including the Company, under the Indenture are secured on a first-priority basis by security interests in all of the assets that secure the Term Loan Facility on a first priority basis, and are secured on a second-priority basis by all inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the ABL Facility on a first priority basis and the secure the Term Loan Facility on a second-priority basis (the “ABL Collateral”), in each case, subject to certain limitations, exceptions and permitted liens. The obligations are secured pursuant to security agreements and pledge agreements, as may be amended from time to time, among JWI, the Company and the Guarantors party thereto (collectively, the “Security Documents”), including a pledge and security agreement executed in connection with the entry into the Indenture, on May 4, 2020, by and among JWI, the grantors party thereto, Wilmington Trust, National Association, as notes collateral agent, and the other parties thereto (the “Security Agreement”).

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement. A copy of the Security Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Indenture, dated as of May 4, 2020, among JELD-WEN, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent (including form of Notes).

4.2

Pledge and Security Agreement, dated as of May 4, 2020, among JELD-WEN, Inc., JELD-WEN Holding, Inc., the other grantors party thereto and Wilmington Trust, National Association, as notes collateral agent.

104	Cover Page Interactive Data File-(formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020		JELD-WEN HOLDING, INC.

	By:	/s/ John R. Linker
John R. Linker
Executive Vice President and Chief Financial Officer